Exhibit 10.37


                                                                      Exhibit A

                              CONSULTING AGREEMENT

                  THIS AGREEMENT is made this ____ day of _______, ____between ELCOM INTERNATIONAL, INC., a Delaware corporation (the "Company"), and LAURENCE
F. MULHERN, an individual (the "Consultant").

                                    RECITALS:

                  A. Pursuant to an Employment Agreement dated as of June 1, 1997 (the "Employment Agreement"), Consultant is the Chief Financial Officer and a Corporate Executive Vice President of the Company.

                  B. Consultant is a key employee of the Company and has obtained valuable knowledge and experience pertaining to the licensing of the Company's technology, the sale of personal computer products and services (the "Business") of the Company, specifically including the financing of such Business, acquisition strategies and implementation, management information systems, employee benefits, taxes, human resources and personnel matters and reporting and disclosure considerations ("Areas of Expertise").

                  C. In order to assure that the Company continues to receive the benefit of Consultant's knowledge and expertise following the termination of his employment with the Company, the parties hereto desire to enter into this Agreement pursuant to Section 8 of the Employment Agreement.

                  NOW, THEREFORE, in consideration of and in reliance upon the mutual benefits provided hereunder, the Company and the Consultant hereby agree as follows:

                  1. Services. For the two (2) year period commencing on the date (either March 31, 1999 or March 31, 2000, as applicable) that Consultant terminates the Employment Agreement, in accordance with the terms of the second sentence of Section 8 of the Employment Agreement, (the "Consulting Period"), the Consultant shall serve as a management and financial consultant to the Company. As such, Consultant shall make himself generally available to the Company between the hours of 9:00 a.m. and 5:00 p.m., Boston time, on the first four (4) Mondays of each month during the Consulting Period for a total of thirty-two (32) hours per month, to render such advice and assistance regarding day-to-day operations of the Business, relationships with and service to existing customers, development of new accounts, strategic planning, financial matters and other matters within his Areas of Expertise as may reasonably be requested of him by the Company. Consultant agrees to provide such services in person at any location of the Company located within fifty (50) miles of downtown Boston, or otherwise shall make himself available by telephone.
Further,  the Company  and  Consultant  shall be  entitled to

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mutually  agree on  alternative  times and/or  places for the  provision of such services to the extent that mutually satisfactory arrangements can be made.



                  2.       Restrictive Covenants.

                           2.1      Noncompetition.  Consultant agrees that
during the period (the "Noncompetition Period") commencing on the date hereof and continuing so long as Consultant receives payments under this Agreement, Consultant will not, without prior written consent of the Company, either directly or indirectly, in any capacity whatsoever, (a) compete with the Company by soliciting the sale of personal computer products (such as computers, printers, monitors, software, etc.) or services to any customer (including affiliates of such customer) of the Company by whatever method or (b) operate, control, advise, be employed and/or engaged by, perform any consulting services for, invest in (other than the purchase of no more than 5% of the publicly traded securities of a company whose securities are traded on a national stock exchange) or otherwise become associated with, any person, company or other entity who or which, at any time during the Noncompetition Period, competes with the Company via the use of an electronic ordering methodology as defined herein. For purposes of Section 2 of this Agreement, the "Company" shall mean the Company and any affiliates controlling, controlled by or under common control with Elcom International, Inc., including their respective predecessors.

                  As used above, "compete" is defined as the marketing, distribution or sale of desktop, laptop, notebook or other commonly called "personal computer" equipment, existing software "shrink-wrapped" applications (i.e., in existence as of June 1, 1997), services, peripherals, or accessories in the geographical area in which the Company maintains offices, sales agents, has customers or otherwise conducts business; provided, however, that "competes" shall not mean the involvement in any of the following: (i) a company with less than 10% of its revenues for any fiscal year during the Noncompetition Period from any of the foregoing defined "competitive" activities, or (ii) a company with a primary purpose of marketing and developing its own software that otherwise does not exceed the threshold in subclause (i), if such threshold was 30%, or (iii) any entity which has annualized revenues (at the time Consultant commences, or were to commence, his relationship with such entity) of less than $3 million. The Consultant further expressly represents and understands that this Agreement will prohibit the Consultant from employment during the Noncompetition Period with all major companies that compete with the Company, as defined in this Agreement, and as such, will constrain some of the Consultant's overall possibilities for future employment. By Consultant's signature to this Agreement, Consultant expressly represents that his training, education and background are such that his ability to earn a living shall not be impaired by the restriction in this Agreement.

                           2.2      Nondisclosure.   Consultant  agrees  during
the period (the "Nondisclosure Period") commencing on the date hereof and ending on the date on which he is last paid by the Company under this Agreement, at all times to hold as a secret and confidential (unless disclosure is required pursuant to court order, subpoena, in a governmental proceeding, arbitration, or pursuant to other requirement of law) any and all knowledge, technical information, business information, developments, trade secrets, and confidences of the Company or its business,

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including,  without limitation,  (a) information or business secrets relating to the products, customers, business, conduct or operations of the Company, or any of its respective clients, customers, consultants or licensees; and (b) any of the Company's customer lists, pricing and purchasing information or policies (collectively, "Confidential Information"), of which he has acquired knowledge of during or after the Consulting Period or his employment with the Company, to the extent that such matters (i) have not previously been made public or are not thereafter made public, or (ii) do not otherwise become available to Consultant, in either case, via a source not bound by any confidentiality obligations to the Company. The phrase "made public" as used in this Agreement shall apply to matters within the domain of the general public or the Company's industry. During the Nondisclosure Period, Consultant agrees not to use, directly or indirectly, such knowledge for his own benefit or for the benefit of others and/or disclose any of such Confidential Information without prior written consent of the Company. At the end of the Consulting Period, the Consultant agrees to promptly return to the Company any and all written Confidential Information received from the Company which relates in any way to any of the foregoing items covered in this paragraph and to destroy any transcripts or copies the Consultant may have of such Information unless an alternative method of disposition is approved by the Company.

                           2.3      Nonsolicitation/Noninterference. Consultant
agrees that during the period (the "Nonsolicitation Period") beginning on the date hereof and ending on the date on which he is last paid by the Company under this Agreement, he will not at any time, without prior written consent of the Company, directly or indirectly solicit, induce, or attempt to solicit or induce any employee, former employee (as herein defined), agent, consultant, or other representative or associate of the Company for the purpose of providing employment opportunities or to terminate such individual's relationship with the Company. Consultant further covenants and agrees that, during the Nonsolicitation Period, he will not, without the prior written consent of the Company, directly or indirectly, induce or attempt to induce any actual or prospective customers or suppliers of the Company to terminate, alter or change its relationship with the Company or otherwise interfere with any relationship between the Company and any of its actual or prospective suppliers or customers. A "former employee" shall mean any person who was employed by the Company at any time during the one (1) year period prior to Consultant's cessation of the Consulting Period.

                           2.4      Severability;  Certain Exclusions.  In the
event that Section 2, or any portion (the "Restrictive Covenants") thereof, shall be found by a court of competent jurisdiction to be invalid or unenforceable as written as a matter of law, the parties hereto agree that such court(s) may exercise its discretion in reforming such provision(s) to the end that Consultant shall be subject to noncompetition, nondisclosure and nonsolicitation/ noninterference covenants that are reasonable under the circumstances and enforceable by the Company.

                  Notwithstanding any other provision contained in this Agreement, none of the Restrictive Covenants contained in Section 2 hereof shall be binding on, be applicable to, or shall limit the Consultant in connection with any relationship that he may have or develop with any entity that, at the end of the Consulting Period, was a licensee of the Company (and/or any of its affiliates, including a licensee of the technology of its Elcom Systems, Inc. subsidiary) or is an affiliate of the Company (hereafter, "Related Entities"). Further, the covenants contained in


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Section 2.3 hereof shall not be binding on or be applicable to the Consultant in connection with any relationship that he has or may develop with a Related Entity, more than 10% of the equity (represented by the right to vote in the election of directors or similar governing body) of which was beneficially owned by the Company or any of its affiliates, at any of the following times: (i) at the time that the license agreement, if any, was entered into, (ii) at the end of the Consulting Period, and/or (iii) at such subsequent time as the activity under Section 2.3 is undertaken.

                           2.5.     Acknowledgment.  Consultant  specifically
acknowledges that the covenants set forth herein restricting competition, disclosure and solicitation/interference are reasonable, appropriate, and necessary as to duration, scope, and geographic area in view of the nature of the relationship between Consultant and the Company and the investment by the Company of significant time and resources in the training, development, and employment of Consultant. Consultant warrants and represents that in the event that any of the restrictions set forth in these covenants become operative, he will be able to engage in other activities for the purpose of earning a livelihood, and shall not be impaired by these restrictions.

                  Consultant further acknowledges that the remedy at law for any breach of these covenants, including monetary damages to which the Company may be entitled, will be inadequate and that the Company, its successors and/or assigns, shall be entitled to injunctive relief against any breach without bond. Such injunctive relief shall not be exclusive, but shall be in addition to any other rights or remedies which the Company may have for any such breach.

                  3. Payments. As compensation for his consulting services to the Company during the Consulting Period and the non-disclosure, non-competition and non-interference covenants contained herein, the Company shall pay Consultant One Hundred Thousand Dollars ($100,000.00) per year, commencing on the date hereof, and payable in twenty-four (24) equal, bi-monthly payments on the 1st (first) and 15th (fifteenth) day of each month, for two years and until the payment of an aggregate of Two Hundred Thousand Dollars ($200,000.00) hereunder.

                           3.1 Benefits.  Consultant will not, by reason of this
Agreement, participate in any employee benefit or insurance plan or any other plan or receive any other fringe benefit which is provided by the Company for its executives or employees, but may receive such benefits to the extent provided for in the Employment Agreement or otherwise.

                           3.2      Reimbursement  of Expenses.  The Company
shall reimburse Consultant for all reasonable expenses incurred by him on behalf of the Company in the course of performing those services which the Consultant has been requested to perform by the Company; provided that the Consultant shall submit to the Company all documentation of such expenses necessary for tax purposes. Notwithstanding anything to the contrary herein, the Consultant shall be reimbursed for reasonable expenses for training related to his performance of his services hereunder; provided, the Consultant first obtains the consent of the Company for such training.

                  4. Assignment. Any attempt by Consultant to assign this Agreement or any


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rights or obligations hereunder without the prior written consent of the Company will be void. The Company may assign this Agreement as part of the sale of its business without the prior written consent of the Consultant so long as the purchaser expressly agrees to assume and be responsible for the obligations hereunder.

                  5. Independent Contractor. It is expressly understood and agreed that Consultant is an independent contractor and is not in any manner an agent or employee of the Company, nor is Consultant authorized or empowered to conduct business under the name of, or for the account of, the Company or to incur obligations of any kind, express or implied, on behalf of the Company, or to make any promise, warranty or representation on the Company's behalf with respect to any product or service of the Company.

                  6.       Construction.

                           6.1      Waiver. Failure of the  Company at any time
to enforce any provision of this Agreement or to require performance by Consultant of any provision hereof shall in no way affect the validity of this Agreement or any part hereof or the right of the Company thereafter to enforce its rights hereunder; nor shall it be taken to constitute a condonation or waiver by the Company of that default or any other or subsequent default or breach. To the extent permitted by Massachusetts law, each party waives any provision of law which renders any provision of this Agreement unenforceable or void in any respect.

                           6.2      Governing Law. This Agreement shall be
governed by Massachusetts law, without regard to conflict of laws principles thereof.

                           6.3     Counterparts. This Agreement may be executed
in multiple counterparts each of which shall be deemed an original but all of which together shall constitute one and the same document.

                           6.4     Headings. The headings in this Agreement are
intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

                           6.5      Entire  Agreement.  This Agreement
constitutes the entire understanding and agreement among the parties hereto concerning the subject matter hereof. All negotiations among the parties hereto concerning the subject matter hereof are merged into this Agreement, and there are no representations, warranties, covenants, understandings, or agreements, oral or otherwise, in relation thereto among the parties hereto other than those incorporated herein. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties hereto.


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                  INTENDING  TO BE  LEGALLY  BOUND,  the  parties  or their duly authorized representatives have signed this Agreement on the date first above written.




                                                     _________________________
                                                       Laurence F. Mulhern
                                                       (the "Consultant")


                                                       ELCOM INTERNATIONAL, INC.



                                             By:      _________________________

                                             Title:   _________________________
                                                          (the "Company")

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